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                                                                    EXHIBIT 10.5
                     INTERNET/TELECOMMUNICATIONS AGREEMENT


     INTERNET/TELECOMMUNICATIONS AGREEMENT, dated ______________, 1998 (this "Agreement"), by and between Creative Computers, Inc., a Delaware corporation ("CCI"), and uBid, Inc., a Delaware corporation ("uBid").


     WHEREAS, uBid is currently a wholly-owned subsidiary of CCI and obtains administrative and other services from CCI;

     WHEREAS, uBid is considering an initial public offering of its Common Stock ("IPO");

     WHEREAS, after the IPO, CCI will own approximately 80.1% of the outstanding shares of uBid's Common Stock (the "Retained Shares");

     WHEREAS, subject to the conditions set forth in the Separation and Distribution Agreement, dated as of _________________, 1998, by and between CCI and uBid, CCI will distribute to its stockholders, not earlier than six months following the IPO, all of the Retained Shares in a tax-free distribution (the "Distribution");

     WHEREAS, uBid has developed and is currently operating an online auction Website on the Internet (the "Website");

     WHEREAS, CCI has dedicated host computers and telecommunications equipment (collectively, the "Server") that is integrated into the Internet and has hosted uBid's Website since its inception in December 1997;

     WHEREAS, after the IPO, uBid desires that CCI continue to host the Website upon CCI's Server in accordance with the terms and conditions set forth in this Agreement and CCI desires to host the Website in accordance with such terms.

     NOW, THEREFORE, in consideration of the premises and mutual promises and representations contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do mutually covenant, stipulate and agree as follows:

Section 1.  Hosting Service.
            ---------------

            (a) For the term of this Agreement, CCI agrees to continue to provide telecommunications and Internet server services and to host the Website on the Server to the same extent as CCI is providing to uBid immediately prior to date hereof.

            (b) uBid acknowledges that the Server may be unavailable periodically for the purposes of maintenance and/or upgrades. uBid further acknowledges that periodic service outages, known as "brownouts," may occur in connection with the Server. CCI shall use all
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reasonable efforts to minimize any such interruptions and brownouts. uBid agrees to hold CCI harmless of any and all losses arising to uBid and/or any third parties as a result of "brownouts," service interruptions and server unavailability.

            (c) uBid acknowledges that data stored on the Server may be lost due to accidents or unforeseen circumstances. uBid agrees to make daily backup copies of uBid data stored on the Server.

            (d) CCI shall have the right, but not the obligation, to review the Website and to demand that uBid immediately remove any materials from the Website that CCI deems, in its reasonable discretion, to constitute a breach of any of uBid's representations and warranties set forth in Section 3.2 below. In the event that uBid fails to comply immediately with CCI's demand, CCI may remove the materials at issue from the Website.

            (e) This Agreement covers only the Website and no other website.

Section 2.  Payment.
            -------

            (a) uBid agrees to reimburse CCI for all telecommunications charges (other than personnel charges) incurred in connection with the Website on a monthly basis upon receipt of an invoice setting forth such charges.

            (b) uBid shall pay to CCI the additional sum of CCI's cost plus 10% per month for any personnel charges directly relating to the provision of the services hereunder.

            (c) uBid shall pay to CCI monthly additional sums based on standard lease rates for capital equipment charges related to the Server(s) and similar equipment used in providing the services hereunder ("Capital Equipment").

Section 3.  Representations and Warranties; Indemnification.
            -----------------------------------------------

            (a) uBid represents and warrants as follows:

                (i) The Website (including, without limitation, any text, graphics, animation or software incorporated into the Website) will not violate or infringe upon any patent, copyright, trademark, trade secret or other proprietary rights of any third party;

                (ii) The Website shall be in compliance with all applicable laws, rules and regulations and will not contain any material which is obscene, threatening, fraudulent, harassing, libelous, infringing of third party intellectual property rights or otherwise illegal;

                (iii) uBid is the owner of or otherwise has the right to use, and to sublicense the use of, all materials incorporated into the Website;

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                (iv) The Website shall be free from programming errors and material defects in workmanship and materials;

                (v) The Website is and will be free of any software disabling devices, timebombs, viruses, worms, Trojan horses or similar components; and

                (vi) uBid will not engage in any action (or encourage Website users to engage in any action) that causes harm to CCI's Server.

     (b)  Indemnification.
          ---------------

          uBid shall indemnify, defend and hold CCI (including its respective officers, directors, employees, agents, representatives and affiliates) harmless from and against any and all Liabilities (as defined in the Separation and Distribution Agreement, dated as of ______________, 1998, by and between CCI and
uBid) arising from uBid's breach of any of its representations and warranties set forth in Section 3(a) hereof. CCI shall have no liability for any: (i) "brownouts," service interruptions and server unavailability; (ii) loss of data stored on the Server due to accidents or unforeseen circumstances; (iii) claim that the Website (or any portion thereof, including any content incorporated into the Website) infringes a patent, copyright, trademark, trade secret or other proprietary rights of any third party or is defamatory or invades the privacy of any person, or otherwise violates the rights of any third party; or
(iv) any other claims arising hereunder; provided that the foregoing shall not apply to acts or omissions of CCI constituting willful misconduct or gross negligence and provided further that CCI's liability hereunder shall in no event exceed the amounts actually received by CCI hereunder. The parties acknowledge that Article V of the Separation and Distribution Agreement between the parties, dated as of ______________, 1998, by and between CCI and uBid provides for indemnification obligations relating to this Agreement and confirm their agreement to be bound by the terms thereof.

Section 4.  Ownership of Equipment and Intellectual Property.
            ------------------------------------------------

            (a) The Server and any related equipment used by CCI to host the Website shall remain the property of CCI.

            (b) The Website and all intellectual property rights in and to the Website shall remain the property of uBid.

            (c) Subject to the terms and conditions herein, uBid hereby grants to CCI, while this Agreement is in effect, a royalty-free, world-wide, non-exclusive, nontransferable license to reproduce, distribute, modify, publicly perform and publicly display the Website to the extent necessary to perform its hosting obligations under this Agreement.

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Section 5.  Termination.
            -----------

            (a) This Agreement shall have a term of one year; provided, however, that either party may terminate this Agreement for any reason upon ninety (90) days prior written notice.

            (b) Sections 3, 4 (except Section 4(c)), 5 and 6 shall survive termination of this Agreement.

            (c) Upon termination or expiration of this Agreement for any reason, uBid shall purchase from CCI all Capital Equipment for a purchase price in cash equal to the depreciated book value, as indicated on the books and records of CCI and consistent with United States generally accepted accounting principles, of such capital equipment at the time of termination.

Section 6.  Miscellaneous.
            -------------

            (a) This Agreement may not be transferred or assigned by either party, whether voluntarily or by operation of law, without the prior written consent of the other. This Agreement shall inure to the benefit of and be binding upon all permitted successors and assigns.

            (b) This Agreement shall be governed by the laws of the State of California (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

            (c) This Agreement may be executed in counterparts, each of which shall constitute an original and both of which together shall be deemed to be one and the same instrument.

            (d) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (certified or registered mail, postage prepaid, return receipt requested):

     If to CCI, to:          Creative Computers, Inc.
                             2555 West 190th Street
                             Torrance, California  90504
                             Attention:  Chief Financial Officer

                             Fax No.:  (310) 354-5645

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     If to uBid:             uBid, Inc.
                             2525 Busse Highway
                             Elk Grove Village, Illinois  60007
                             Attention:  Chief Financial Officer

                             Fax No.:  (847) 616-0322

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which hand delivered, upon transmission of the facsimile transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error, or on the third business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof. In the case of a notice sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received. In no event shall the provision of notice pursuant to this Section 6(d) constitute notice for service of process.

            (e) This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. This Agreement supersedes all prior agreements and understandings, oral or written, with respect to its subject matter.

            (f) In the event that any one or more of the provisions contained herein is held invalid or unenforceable in any respect, the parties shall negotiate in good faith with a view toward substituting therefor a suitable and equitable solution in order to carry out the intent and purpose of such invalid provision; provided, however, that the validity and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            (g) The Section headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

Section 7.  Arbitration
            -----------

            Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, or any transaction contemplated hereby shall be settled in accordance with the procedures set forth in Article VIII of the Separation and Distribution Agreement, dated as of _________, 1998, by and between CCI and uBid, as if such Article VIII were set forth herein in its entirety.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                             CREATIVE COMPUTERS, INC.


                             By:
                                 ------------------------------------
                             Name:   Frank F. Khulusi
                             Title:  Chairman of the Board,
                                     President and Chief Executive Officer


                             uBID, INC.


                             By:
                                 ------------------------------------
                             Name:   Gregory K. Jones
                             Title:  President and Chief Executive Officer

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